UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  July 28, 2005


                          TRADESTREAM GLOBAL CORP.

            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                 123 COMMERCE VALLEY DRIVE EAST, SUITE 300,
                        THORNHILL, ONTARIO   L3T 7W8
                  (Address of principal executive offices)

                               (905) 882-0221
                      (Registrant's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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The following current report under Section 13 or 15(d) of the Securities
Exchange Act of 1934 is filed pursuant to Rule 13a-11 or Rule 15d-11:


Item 7.01 - Regulation FD Disclosure

On July 27, 2005, Tradestream Global Corp. issued a press release announcing that it had reached a preliminary agreement to acquire Tradestream Global AG, a technology software provider to the investment community. As part of this agreement, the Company has changed its name to Tradestream Global Corp. effective immediately.

Upon the closing of the transaction, which is expected to be completed within sixty days, the Company will issue 10 million shares of Common Stock and 1 million Shares of Preferred Stock in exchange for 100% of the capital stock of TradeStream Global AG.

The transaction will be subject to execution of a definitive share exchange agreement, approval of the respective Boards of Directors, and approval by shareholders of the Company.

The press release is included herewith as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this Item 7.01 shall in no way be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.


Item 9.01 - Financial Statements and Exhibits

     (c) Exhibits

         Exhibit 99.1 Press release dated July 27, 2005





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                                SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  July 28, 2005                TRADESTREAM GLOBAL CORP.

                                     Per: /s/ Kalson G.H. Jang
                                          ------------------------------
                                          KALSON G.H. JANG
                                          Chairman



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